GECMS 2000-13
                           15YR FIXED RATE COLLATERAL




Collateral Type:                    15yr Fixed Rate

Pass-Through Coupon:                7.250%

AAA Principal Balance:              $64,500,000           +/- 7.5%

Average Loan Balance:               $375,000 Approx.

Approx. Gross WAC:                  8.14%                 +/- 15bps

WAM:                                174 +/- 2             max. 180

WA LTV:                             68% Approx.

Full Doc:                           4% Approx.

Cash-Out Refi.:                    24% Approx.

Single Family (detached)            77% Approx.

Geographic:                         <25% California

Rating/Subordination:               AAA/ 4.5%             +/- .5%
                                                          (Cross-Collateralized)

Settlement:                         October 30, 2000

Whole Loan Desk                     AAA - Dan Lonski      - 449-5326
                                          Andy O'Fee
                                          Kerry Grogan



The information herein has been provided solely by Merrill Lynch, Pierce & Smith Incorporated ("Merrill Lynch"). Neither Merrill Lynch, the Issuer of the securities nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.